UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CHICO’S FAS, INC.
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
BARINGTON COMPANIES INVESTORS, LLC
BARINGTON CAPITAL GROUP, L.P.
LNA CAPITAL CORP.
JAMES A. MITAROTONDA
HILCO, INC.
JOSEPH R. GROMEK
SMS CAPITAL, LLC
THOR ECM LLC
J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.
1618 PARTNERS LLC
JANET E. GROVE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Barington Capital Group, L.P., together with the other participants named herein (collectively, “Barington”), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its two director nominees at the 2016 annual meeting of stockholders of Chico’s FAS, Inc., a Florida corporation (the “Company”).

Item 1: On July 1, 2016, the New York Post issued the following article which includes certain statements by Barington, and which has been posted by Barington to www.barington.com/chicos.html:

Activists question proposed board members at Chico’s

By Lisa Fickenscher

July 1, 2016 | 10:18pm

Life’s not a beach at women’s apparel company Chico’s FAS these days.

Founded in 1983 on Florida’s Sanibel Island, selling Mexican folk art and cotton sweaters, the 700-plus store chain is embroiled in a fierce proxy contest — and management is spending serious money to fend it off.

Activist investor Barington Capital Group, which has a 1.5 percent stake, launched its fight on May 24 taking issue with the company’s poor performance and its proposed board members, including one who works for a competitor — and is demanding they not be put on the board.

Bonnie Brooks, vice chairman of Hudson’s Bay Co., which owns Lord & Taylor and Saks Fifth Avenue, has an “obvious conflict of interest” on the Chico board, Barrington Capital stated in a 105-page presentation of its case released on Friday.

The opus includes photos comparing apparel that Chico’s sells like its Soma bras to bras sold at Saks and Lord & Taylor, as well as similar looking tops, dresses and purses sold at those three retailers.

“We believe that even a casual shopper recognizes that Hudson Bay Company’s department stores directly compete with [Chico’s] three brands in virtually every product category,” Barington Capital wrote.

It’s also the latest salvo in an increasingly contentious contest on which Chico’s is spending almost $6 million, according to Securities and Exchange Commission filings.

Chico’s disputes that a conflict is posed by Brooks, claiming in letters to its shareholders that its customers “overwhelmingly do not shop at Hudson’s Bay stores” — pointing to surveys showing that its shoppers spend just 1.3 percent of their clothing budget at Saks or Lord & Taylor.

Not everyone agrees.

“It appears to be a genuine conflict that needs to be addressed by Chico’s or Hudson’s Bay,” said Francis Byrd, of Byrd Governance Advisory.

The Fort Myers, Fla.-based retailer appeals mostly to women 35 and up — and like most apparel companies it’s been struggling with sagging sales.

Its stock is down 34 percent over the past 12 months. Shares closed up 2.3 percent on Friday to $10.96.

Late last year, Chico’s brought in a new chief executive, Shelley Broader, who has earned Wall Street analysts’ praise for the changes she’s implemented.

Barington is asking for two board seats — for its CEO, James Mitarotonda, and Janet Grove, a former vice chairman of Macy’s.

Item 2: On July 1, 2016, Law360 issued the following article which includes certain statements by Barington, and which has been posted by Barington to www.barington.com/chicos.html:

3 Issues To Watch In Barington And Chico’s Proxy Battle

By Benjamin Horney

Law360, New York (July 1, 2016, 7:04 PM ET) -- A developing proxy battle between women’s speciality apparel retailer Chico’s FAS Inc. and activist investor Barington Capital Group LP has become heated as the two sides jockey for shareholder votes for their respective board nominees, and this particular proxy contest features a few unconventional issues.

With roughly three weeks remaining until Chico's July 21 shareholders' meeting, both sides are putting on a full court press to try to make clear why shareholders should vote for their respective board nominees. Chico’s has pointed to analyst reports from the likes of Citi Research, FBR & Co. and Morgan Stanley, among others, that note the company appears to be headed in a positive direction, while Barington on Friday released a 105-page report that details reasons it believes shareholders should trust in its vision to increase the retailer’s value.

Meanwhile, the two sides have traded barbs in recent days, with Barington calling Chico’s decision to spend $5.9 million on the proxy contest an “irresponsible waste of shareholder resources” and pointing to the fact that as of earlier this week Chico’s stock had fallen around 38 percent over the past twelve months, while Chico’s has downplayed Barington’s track record of success in increasing shareholder value at other companies in the past.

The battle should only get more intense as the countdown to July 21 continues. Here, Law360 explores three of the most interesting developments in the ongoing proxy battle between Barington and Chico’s.

A Potential Conflict Of Interest

From the get-go, Barington has been explicit in its dissatisfaction with Chico’s board nominee Bonnie Brooks, who is vice chairman of Hudson’s Bay Co., the company that owns and operates department store chains Saks Fifth Avenue and Lord and Taylor.

According to Barington, those two chains are direct competitors to Chico’s, but Chico’s says the election of Brooks would pose no conflict of interest. Chico's says the stores in question aren't competitors “in any practical sense to Chico’s FAS or any of its brands.”

Daniel B. Goldman, a partner at Kramer Levin Naftalis & Frankel LLP, said that while both sides could “argue until the cows come home” when it comes to who is and isn’t a competitor, the fact that arguments can be made for both sides of the coin is pretty telling.

“It’s a risk,” Goldman told Law360. “To take any risk at all is just not a good idea. If this were an antitrust case and Chico’s was trying to make that argument, I think they'd be laughed out of the courtroom.”

The point won’t be argued in the courtroom, however, since the proxy battle is so time-sensitive ahead of the July 21 vote and the judicial process isn’t exactly expedient, so ultimately it’s going to come down to which side can convince shareholders that its argument makes the most sense.

“At this point they’re in a proxy fight, trying to convince shareholders to see the light,” Goldman said. “There are advocates all the way around.”

The Belittling Of Barrington’s Track Record

Chico’s has attempted to persuade shareholders to believe that Barington is not all it makes itself out to be, saying the activist firm tends to take more credit than it deserves for turnarounds at the companies it involves itself with. Barington, on the other hand, has touted its 16-year record of helping underperforming companies, including retailers Jones Apparel Group Inc., The Children’s Place and Steve Madden, among others.

Susan Anderson, an analyst with FBR Capital Markets, said in a statement this week that Chico’s was already in the process of making progress prior to feeling any pressure from Barington, something she said also occurred last year when Barington attempted to bring about change at The Children’s Place.

“Children’s Place did more of the work,” Anderson said. “It’s pretty typical.”

Chico’s has also derided Barington’s assertion that it helped bring about significant improvement at Jones Group, which Chico’s says was sold for less than a 10 percent premium mere months after Barington’s chairman and CEO joined the board.

Robert Mettler, who served on the Jones Group board of directors alongside Barington chairman and CEO James Mitarotonda and was formerly chairman and CEO of Macy’s West, told Law360 that the fact remains that Jones Group, which at one point in 2014 was trading at as low as $9 per share, wound up selling to Sycamore Partners for $15 a share,

How much credit Barington should be receive for the turnaround could be debated, but what can’t be debated, Mettler said, is that Mitarotonda’s main motive was to help the company, not merely to serve his or Barington’s own interest.

“He did a very good job,” Metter said. “He was extremely collaborative, not divisive.”

Chico’s Spending Spree

Barington insists that the $5.9 million Chico’s has earmarked for use on its proxy contest is exorbitant. According to Activist Insight, a research organization focused on shareholder activism, the average amount spent on proxy campaigns by companies with a market capitalization under $2 billion, a group that includes Chico’s, is $2.1 million.

Chico’s, meanwhile, which has tapped Goldman Sachs Group Inc. and communications firm Joele Frank Wilkinson Brimmer Katcher to assist it during the proxy fight, maintains that any money it is spending on the proxy campaign is intended to ensure shareholders are the ones who ultimately benefit from changes being made at the company.

“Rather than support Chico’s FAS like so many investors have, Barington has launched an unwarranted and gratuitous proxy campaign,” a Chico’s spokesperson told Law360 earlier this week, adding that the company intends to “take all appropriate steps to protect its shareholders’ interests.”

Ken Squire, founder of 13D Monitor, a research firm that specializes in reporting on 13D filings and shareholder activism, told Law360 that while that $5.9 million figure “seems like a lot of money,” companies must ultimately spend what they feel they have to when it comes to proxy contests.

Still, Squire said that if he were a Chico’s shareholder, he’d be “concerned with that number.”

Whether Chico's shareholders share that sentiment will be revealed later this month, and in the meantime, there will likely be plenty more back-and-forth between Barington and Chico's as the spirited proxy battle continues to heat up.

--Editing by Kerry Benn and Patricia K. Cole.

Item 3: The following materials were posted by Barington to www.barington.com/chicos.html:

BARINGTON
BARINGTON CAPITAL GROUP

July 21, 2016

Barington Materials

About Our Nominees

Presentation to Stockholders

June 28, 2016 Press Release

June 28, 2016 Letter to Stockholders

June 13, 2016 Letter to Stockholders

Definitive Proxy Statement

June 2, 2016 Letter to the Board of Directors of Chico's FAS Inc.

May 24, 2016 Press Release

May 3, 2016 Letter to the Board of Directors of Chico's FAS Inc.

In the News

"3 Issues To Watch In Barington and Chico's Proxy Battle" - *Law360, July 1, 2016*

"Activists question proposed board members at Chico's" - *New York Post, July 1, 2016*

"Chico's expects to spend $5.9M in proxy fight" - *Naples Daily News, June 16, 2016*

13D Monitor Interview of James Mitarotonda

If you have any questions or require assistance voting your BLUE proxy card, please contact:

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IMPORTANT INFORMATION

The Barington Group has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (the "SEC") on June 13, 2016 to be used to solicit proxies in connection with the election of its nominees at the 2016 Annual Meeting of Shareholders of Chico's FAS Inc., a Florida corporation. Information relating to the participants in such proxy solicitation has been included in the definitive proxy statement.

THE BARINGTON GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF CHICO'S FAS INC. TO READ THE DEFINITIVE PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS. SUCH PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, BY CONTACTING BARINGTON'S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 566-1922 OR AT INFO@OKAPIPARTNERS.COM.

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